SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Money Market Fund -- Class A Shares
Fiscal period ending:  9/30/95
Inception date (if less than 10 years of performance):

7 DAY YIELD FORMULA - DIVIDENDS DECLARED FOR LAST 7 DAYS / 7 *365

TOTAL DIVIDENDS DECLARED
PER SHARE FOR LAST 7 DAYS:

7 DAY YIELD =                        5.21%

CALCULATION OF 7 DAY EFFECTIVE YIELD

Formula:

       7 DAY YIELD                   52.142857)
   ((1+-------------------- )
       ( 52.142857)

7 DAY EFFECTIVE YIELD =              5.35%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Money Market Fund -- Class B Shares
Fiscal period ending:  9/30/95
Inception date (if less than 10 years of performance): 4/27/92

7 DAY YIELD FORMULA - DIVIDENDS DECLARED FOR LAST 7 DAYS / 7 *365

TOTAL DIVIDENDS DECLARED
PER SHARE FOR LAST 7 DAYS:

7 DAY YIELD =                        4.70%

CALCULATION OF 7 DAY EFFECTIVE YIELD

Formula:


       7 DAY YIELD                   52.142857)
   ((1+-------------------- )
       ( 52.142857)

7 DAY EFFECTIVE YIELD =              4.82%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Money Market Fund -- Class M Shares
Fiscal period ending:  9/30/95
Inception date (if less than 10 years of performance):  12/8/94

7 DAY YIELD FORMULA - DIVIDENDS DECLARED FOR LAST 7 DAYS / 7 *365

TOTAL DIVIDENDS DECLARED
PER SHARE FOR LAST 7 DAYS:

7 DAY YIELD =                        5.06%

CALCULATION OF 7 DAY EFFECTIVE YIELD

Formula:

       7 DAY YIELD                   52.142857)
   ((1+-------------------- )
       ( 52.142857)

7 DAY EFFECTIVE YIELD =              5.19%





















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